UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2019

HILLENBRAND, INC.

(Exact Name of Registrant as Specified in Charter)

Indiana	1-33794	26-1342272
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batesville Boulevard
Batesville, Indiana	47006
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code:   (812) 934-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, without par value	HI	New York Stock Exchange

Indicate by the check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On September 16, 2019, Hillenbrand, Inc., an Indiana corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) among the Company and J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representative of the several underwriters named therein (the “Underwriters”), in connection with the Company’s underwritten public offering (the “Offering”) of $375,000,000 in aggregate principal amount of 4.500% Senior Notes due 2026 (the “Notes”).

The Underwriting Agreement includes customary representations, warranties, covenants and closing conditions. It also provides for customary indemnification by the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

Certain of the Underwriters and their respective affiliates are full service financial institutions that have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions or other payments for these transactions. For example, an affiliate of J.P. Morgan Securities LLC is the administrative agent under our revolving credit facility, term loan facility, and bridge facility. The net proceeds of the Offering will reduce the commitments of an affiliate of J.P. Morgan Securities LLC on a dollar for dollar basis. Certain of the Underwriters or their affiliates are joint lead arrangers and lenders under our Third Amended and Restated Credit Agreement, dated as of August 28, 2019, by and among the Company and certain of its affiliates, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Credit Agreement”), and have other lending or credit arrangements with the Company. Additionally, an affiliate of J.P. Morgan Securities LLC will receive customary fees and expenses in connection with its role as financial advisor to the Company in connection with the Company’s proposed acquisition of Milacron Holdings Corp. (“Milacron”). Certain of the Underwriters have also provided services to Milacron in the past.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. The above description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated September 16, 2019, by and among the Company and J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 20, 2019	HILLENBRAND, INC.

	By:	/s/ Nicholas R. Farrell
	Name:	Nicholas R. Farrell
	Title:	Vice President, General Counsel, Secretary and Chief Compliance Officer